QEP RESOURCES ISSUES NOTICE OF REDEMPTION FOR ITS 6.8% SENIOR NOTES DUE 2020

DENVER - October 23, 2019 - QEP Resources, Inc. (NYSE:QEP) (QEP or the Company) today announced that it has issued a notice (the “Redemption Notice”) to holders of its outstanding 6.80% Senior Notes due 2020 (the “2020 Notes”) of QEP’s intent to redeem all of the outstanding 2020 Notes on November 22, 2019.

The redemption price for the 2020 Notes will be calculated pursuant to the formula set forth in the indenture governing the 2020 Notes.

Additional information concerning the terms and conditions of the redemption are fully described in the Redemption Notice distributed to the holders of the 2020 Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution.

About QEP Resources, Inc.

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company focused in two regions of the United States: the Southern Region (primarily in Texas) and the Northern Region (primarily in North Dakota). For more information, visit QEP's website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding: ability to generate Free Cash Flow in the fourth quarter of 2019 and full year 2020; ability to strengthen our balance sheet; ability to execute on our development programs and capture opportunities to create shareholder value; actively managing and improving our cost structure; reducing G&A expense; plans for development of our Permian Basin and Williston Basin assets; operating our business safely; the number and location of drilling rigs to be deployed and wells to be put on production; forecast production amounts and related assumptions; forecasted lease operating expense and Adjusted Transportation and Processing Expense, depletion, depreciation and amortization expense, general and administrative expense, non-cash share-based compensation expense, restructuring costs, production and property taxes, and capital investment for 2019 and related assumptions for such guidance; allocation of capital investment; fourth quarter and full year 2019 production guidance and assumptions for such guidance; plans regarding ethane rejection and recovery; the impact of lower flare volume and higher gas and NGL capture in the Permian Basin; the amount of additional indebtedness QEP could incur and be compliance with loan covenants; and usefulness of non-GAAP measures. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: changes in oil, gas and NGL prices; liquidity constraints, including those resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions, changes in QEP’s credit rating, QEP’s compliance with loan covenants, the increasing credit pressure on QEP’s industry or demands for cash collateral by counterparties to derivative and other contracts; market conditions; global geopolitical and macroeconomic factors; the activities of the Organization of Petroleum Exporting Countries and other oil producing countries such as Russia; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural oil, gas and NGL; impact of new laws and regulations, including the use of hydraulic fracture stimulation; impact of U.S. dollar exchange rates on oil, gas and NGL prices; elimination of federal income tax deductions for oil and gas exploration and development; guidance for implementation of the Tax Cuts and Jobs Act; actual proceeds from asset sales; actions of Elliott Management Corporation or other activist shareholders; tariffs on products QEP uses in its operations or on the products QEP sells; drilling results; shortages of oilfield equipment, services and personnel; the availability of storage and refining capacity; operating risks such as unexpected drilling conditions; transportation constraints, including gas and crude oil pipeline takeaway capacity in the Permian Basin; weather conditions; changes in maintenance, service and construction costs; permitting delays; outcome of contingencies such as legal proceedings; inadequate supplies of water and/or lack of water disposal sources; credit worthiness of counterparties to agreements; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission (SEC), including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in the Company's quarterly and current reports filed with the SEC subsequent to the Annual Report on Form 10-K. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact
Investors:
William I. Kent, IRC
Director, Investor Relations
303-405-6665